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                             Universal Corporation

 P.O. Box 25099 Richmond, VA 23260 o phone: (804) 359-9311 o fax (804) 254-3594

                                  PRESS RELEASE

             CONTACT                                      RELEASE
       Karen M. L. Whelan                                Immediately
       Phone:   (804) 359-9311
       Fax:     (804) 254-3594
       Email:   investor@universalleaf.com


               Universal Corporation Announces Quarterly Dividend
                   Richmond, VA o August 10, 2000 / PRNEWSWIRE

      Henry H. Harrell, Chairman and Chief Executive Officer of Universal Corporation announced that the company's Board of Directors has declared a quarterly dividend of thirty-one cents ($.31) per share on the common shares of the company, payable November 13, 2000, to common shareholders of record at the close of business on October 9, 2000.

      They also fixed the voting record date on September 5, 2000, for the annual meeting of shareholders to be held on October 24, 2000.


      Universal Corporation is a diversified company with operations in tobacco, lumber, and agri-products. Its gross revenues for the fiscal year that ended on June 30, 1999, were approximately $4 billion. For more information, visit Universal's web site at www.universalcorp.com.



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